EX-99.B-77Q1(a)

SUB-ITEM 77Q1(a): Material amendments to the registrant’s charter or by-laws.

IVY FUNDS

Schedule A to the Agreement and Declaration of Trust, effective October 1, 2015, was filed with the Securities and Exchange Commission by EDGAR on September 30, 2015 in Post-Effective Amendment No. 107 to the Registration Statement on Form N-1A, and is incorporated by reference herein.

Schedule A to the Agreement and Declaration of Trust, amended November 17, 2015, was filed with the Securities and Exchange Commission by EDGAR on December 30, 2015 in Post-Effective Amendment No. 110 to the Registration Statement on Form N-1A, and is incorporated by reference herein.

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IVY FUNDS

Supplement dated October 30, 2015 to the

Ivy Apollo Strategic Income Fund and Ivy Apollo Multi-Asset Income Fund Prospectus

dated October 1, 2015

Effective October 30, 2015, LaSalle Investment Management Securities, LLC is the sole investment subadviser to the Global Real Estate Strategy Sleeve of the Ivy Apollo Multi-Asset Income Fund. All references to LaSalle Investment Management Securities, B.V., as well as all references to LaSalle BV or LaSalle B.V., are removed from this Prospectus. In addition, all references to LaSalle US and LaSalle Securities are changed to LaSalle.

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IVY FUNDS

Supplement dated October 30, 2015 to the

Ivy Apollo Strategic Income Fund and Ivy Apollo Multi-Asset Income Fund Statement of Additional Information

dated October 1, 2015

Effective October 30, 2015, LaSalle Investment Management Securities, LLC is the sole investment subadviser to the Global Real Estate Strategy Sleeve of the Ivy Apollo Multi-Asset Income Fund. All references to LaSalle Investment Management Securities, B.V., as well as all references to LaSalle BV or LaSalle B.V., are removed from this Statement of Additional Information. In addition, all references to LaSalle US and LaSalle Securities are changed to LaSalle.

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IVY FUNDS

Supplement dated October 30, 2015 to the

Ivy Emerging Markets Local Currency Debt Fund Prospectus

dated January 30, 2015

and as supplemented April 1, 2015

The following replaces the “Ivy Emerging Markets Local Currency Debt Fund” bullet point of the “The Management of the Fund — Management Fee” section on page 15:

•	Ivy Emerging Markets Local Currency Debt Fund: 0.90% of net assets up to $1 billion; 0.85% of net assets over $1 billion and up to $2 billion; 0.80% of net assets over $2 billion and up to $5 billion; 0.75% of net assets over $5 billion and up to $10 billion; and 0.72% of net assets over $10 billion.